UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Avis Budget Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

6 Sylvan Way, Parsippany, NJ 07054

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

Friday, June 12, 2009

The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/car

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 29, 2009 to facilitate timely delivery.

BAR CODE RESTRICTED AREA

Dear Avis Budget Group Stockholder:

The 2009 Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”) will be held at the DoubleTree Hotel Downtown Wilmington – Legal District, 700 N. King Street, Wilmington, Delaware 19801 on Friday, June 12, 2009 at 11:00 a.m., Eastern Time (the “Annual Meeting”).

Proposals to be considered at the Annual Meeting:

1.	To elect as directors the nine nominees named in the Company’s proxy statement for a one-year term expiring in 2010 and until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the auditors of the Company’s financial statements for fiscal year 2009.

3.	To consider and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would permit the Company’s board of directors (the “Board of Directors”) to effect, at its discretion, a reverse stock split at a ratio within the range from 1-for-2 to 1-for-20, or not at all.

4.	To consider and approve the Company’s proposal to amend the Avis Budget Group, Inc. 2007 Equity and Incentive Plan.

5.	To consider and approve the Avis Budget Group, Inc. Employee Stock Purchase Plan.

6.	To consider and vote upon a stockholder proposal requesting that the Board of Directors amend the Company’s governing documents to include a majority voting standard for uncontested elections for the Board of Directors, if properly presented at the Annual Meeting.

7.	To consider and vote upon a stockholder proposal requesting that the Board of Directors prepare a report concerning the feasibility of adopting quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the Company’s rental car operations, if properly presented at the Annual Meeting.

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Items 1 through 6.

The Board of Directors recommends a vote “AGAINST” Item 7.

The Board of Directors has fixed the close of business on April 20, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER i

You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number		g	CONTROL NUMBER RESTRICTED AREA
			3” x 3/4”
BAR CODE AREA RESTRICTED 2 3/4” x 1 /2”	47927

Stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting.

Annual Meeting Location:

DoubleTree Hotel Downtown Wilmington – Legal District

700 N. King Street

Wilmington, Delaware 19801

Directions to Annual Meeting:

From Points North (including Philadelphia International Airport):

Take I-95 South into Delaware. Take Exit 7B (Delaware Avenue North). At the traffic light, turn left onto Delaware Avenue. At the 2nd light there is a fork in the road, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From Points South:

Take I-95 North into Delaware to Exit 7 (Rt. 52). Come up the ramp and go straight to the 4th traffic light. Make a right at the light onto Delaware Ave. At the 1st light, there is a fork, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From New Castle County Airport:

Exit Airport to the light, make left onto Rt. 13 & follow to Wilmington Rt. 13 will become Walnut St. Turn left onto 8th St. At 2nd light, turn left onto King St. and the Hotel is right on the corner on the left.

The Proxy Materials for Avis Budget Group, Inc. are available to review at:

http://bnymellon.mobular.net/bnymellon/car

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above web site.

On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials);
•	letter to the Company’s shareholders; and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com
Internet:	http://bnymellon.mobular.net/bnymellon/car

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST

A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

47927